SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                 FORM 8-K/A

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)            OCTOBER 20, 1999


                      ASCENT ENTERTAINMENT GROUP, INC.
           (Exact name of registrant as specified in its charter)



  DELAWARE                           0-27192                 52-1930707
 (State or other jurisdiction   (Commission File Number)   (IRS Employer
  of incorporation)                                        Identification No.)


        1225 SEVENTEENTH STREET, SUITE 1800, DENVER, COLORADO 80202
            (Address of principal executive offices) (Zip Code)



     Registrant's telephone number, including area code: (303) 308-7000



                               NOT APPLICABLE
       (Former name or former address, if changed since last report)



 ITEM 5.  OTHER EVENTS.

      On November 29, 1999, Liberty Media Corporation ("Liberty") informed Ascent Entertainment Group, Inc. ("Ascent") that Liberty was electing to terminate the Agreement and Plan of Merger (the "Merger Agreement") among Ascent, Liberty, AT&T Corp. and Ranger Acquisition Corp. pursuant to
 Section 9.1(ii)(B) of the Merger Agreement. Under the Merger Agreement, Liberty was to acquire Ascent in a stock for stock merger transaction following the closing of the sale by Ascent of its sports related businesses. As previously disclosed, based on certain changes in Ascent's agreement with The Sturm Group to sell the sports related businesses, Liberty had the right to terminate the Merger Agreement after November 1, 1999.

      Also on November 29, Ascent set a deadline of 5:00 p.m. (MST) on December 1, 1999, for The Sturm Group to reach an agreement with the City of Denver on all outstanding issues related to the sale of Ascent's sports related assets to The Sturm Group.

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)  Exhibits

            2.1* Agreement and Plan of Merger, dated as of October 20, 1999, by and among AT&T Corp., Ranger Acquisition Corp., Liberty Media Corporation and Ascent Entertainment Group, Inc.

           99.1* Press Release of Liberty Media Corporation, dated October 21, 1999.

           99.2 Press Release of Ascent Entertainment Group, Inc., dated November 29, 1999.

           ____________
           *  Previously filed.



                                 SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ASCENT ENTERTAINMENT GROUP, INC.



                               By:  /s/ Arthur M. Aaron
                                    ______________________________
                                    Arthur M. Aaron
                                    Vice President, Business and Legal
                                    Affairs And Secretary




 Dated:  November 30, 1999



                               EXHIBIT INDEX

 EXHIBIT

 2.1* Agreement and Plan of Merger, dated as of October 20, 1999, by and among AT&T Corp., Ranger Acquisition Corp., Liberty Media Corporation and Ascent Entertainment Group, Inc.

 99.1*     Press Release of Liberty Media Corporation, dated October
           21, 1999.

 99.2      Press Release of Ascent Entertainment Group, Inc., dated November
           29, 1999.

 ____________
 *  Previously filed.